Exhibit 99.1

	Investor/Media Contact: Martha Lessa Director of Investor Relations Wireless Facilities, Inc. 858.228.2328 martha.lessa@wfinet.com	Rochelle Bold Senior VP of Corporate Development and Strategic Planning Wireless Facilities, Inc. 858.228.2649 rochelle.bold@wfinet.com
FOR IMMEDIATE RELEASE

WIRELESS FACILITIES ANNOUNCES THE ACQUISITION OF

HIGH TECHNOLOGY SOLUTIONS

— Acquisition furthers WFI’s strategic goal of expanding into the market for government services —

Company to host conference call at 8:00 am PST to discuss the transaction

San Diego, CA, December 23, 2003 — Wireless Facilities, Inc. (WFI) (Nasdaq: WFII), a global leader in the design, deployment, integration, and management of wireless telecommunications networks and security systems, today announced that it has signed a definitive agreement to acquire High Technology Solutions, Inc. (HTS), a San Diego-based privately held provider of communications systems engineering and operational outsourcing services to federal government agencies. The transaction, valued at approximately $48,750,000, is expected to close in the first quarter of 2004 and be accretive to WFI’s 2004 earnings.

Founded in 1990 as a provider of technical outsourcing services to the U.S. Navy, HTS has significantly diversified its core capabilities and customer base. HTS currently has more than 80 active contracts or task orders, many of which extend for multi-year periods, and a backlog of over $130 million. For the twelve months ending November 30, 2003, HTS recorded revenue of approximately $44 million.

The acquisition of HTS furthers WFI’s strategic goal of expanding into the government market for communications systems design and integration and the outsourcing of technical services, including wireless related information technology systems and services. Today, the government information technology market is approximately $60 billion, not including the market for the outsourcing of additional non-information technology related technical services which is an additional multi-billion dollar opportunity.

“As we have indicated for the past several quarters, we believe that there are significant opportunities for companies such as WFI in the federal information technology and communications market. The Department of Defense and the Department of Homeland Security, in particular, are actively seeking ways to incorporate wireless technology into their communications networks. Recent industry reports estimate that there is some component of wireless related spending in more than half of all federal government information technology spending. We believe that by acquiring a government contractor such as HTS, we can leverage our core competencies in wireless radio frequency engineering, Internet Protocol engineering, network management and project management to take advantage of these existing and emerging opportunities within the federal market,” said Dr. Masood Tayebi, Chairman and CEO of WFI.

“We believe that HTS will serve as the ideal launch platform upon which we can build a significant federal government contracting business. HTS has done an outstanding job over the past thirteen years of building a diverse contract base and creating a reputation for excellence among their customers. They bring to WFI considerable contracting experience, strong customer relationships, a proven management team with a successful track record of winning and managing government contracts, and an employee base comprised of over three hundred individuals with security clearances,” said Eric M. DeMarco, President and Chief Operating Officer of WFI.

“We believe that there are opportunities for synergies not only between HTS and WFI’s wireless networking services business, but also between HTS and our enterprise solutions business, as we use our expertise in the integration of physical and electronic security networks to target government procurements. Most importantly, this acquisition allows us to gain access to a market with significant barriers to entry and pursue our strategic objectives while at the same time increasing the overall profitability of WFI,” DeMarco concluded.

“As a San Diego company, we have had the opportunity to witness the growth of WFI over the years and to watch the Company emerge as a leader in wireless network engineering. They are an outstanding company with a strong management team that has the track record to make this merger a success. We believe our two organizations have similar core competencies in systems engineering, systems integration, and the outsourcing of technical services, and are extremely complementary. HTS is very much looking forward to becoming a part of the WFI team,” said Allan Camaisa, founder and CEO of HTS.

WFI also announced today that the Company is expecting that as a result of the growth of its core wireless network business, the growth of its enterprise solutions business, and the expected profitability of HTS, the Company now expects that it will be able to use its net operating loss more quickly than previously anticipated. Based on its current expectations regarding its business, the Company believes its effective tax rate will be 5 – 10% in 2004 and that it will incur a more normalized tax rate in 2005. The Company is currently in the process of analyzing its anticipated 2004 and 2005 effective tax rates and will provide additional details in conjunction with its fourth quarter earnings release in February.

Information regarding conference call

WFI will discuss the acquisition of High Technology Solutions on a conference call at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) today. To access the call, please dial (212) 896-6084. To ensure your participation, the Company suggests that you dial in 5 to 10 minutes prior to the scheduled start time. The call will also be webcast and can be accessed at WFI’s website at www.wfinet.com. A replay of the call will be available from 4:30 p.m. Pacific Time on December 23, 2003 through 4:30 p.m. Pacific Time on December 30, 2003 by dialing (800) 633-8284 (Reservation #21175973).

About Wireless Facilities

Headquartered in San Diego, Wireless Facilities, Inc., a global leader in telecommunications outsourcing, designs, deploys, integrates and manages wireless networks and specialized security systems for some of the largest wireless telecommunication carriers, wireless equipment vendors and general contractors worldwide. WFI provides a complete range of network services—from business and market planning to RF engineering, fixed network engineering, IP and data engineering, site acquisition and development, installation, optimization and maintenance. The Company has performed work in over 100 countries and currently has offices in Dallas, Chicago, Seattle, Reston, London, Gothenburg, Stockholm, Mexico City, São Paulo, and Beijing. News and information are available at www.wfinet.com.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, express or implied statements concerning the Company’s expectations regarding future financial performance and market developments that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: this acquisition may not close on a timely basis or at all, due to failure to satisfy closing conditions or otherwise; risks associated with the successful integration of HTS’s business; WFI may not be able to retain key employees of HTS; anticipated benefits of this acquisition may not be realized; the Company’s ability to win federal government contracts or achieve the synergies expected from the HTS acquisition; changes in the scope or timing of the Company’s projects which could effect future profitability; continued and additional slowdowns in telecommunications infrastructure spending in the United States and globally, which could delay network deployment and reduce demand for the Company’s services; the timing, rescheduling or cancellation of significant customer contracts and agreements; potential write-offs of goodwill and other long-lived assets;

financial constraints on our customers that could cause us to write off accounts receivable or terminate contracts; changes in the Company’s effective income tax rate. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K filed on March 21, 2003 and in other filings made with the Securities and Exchange Commission.